                                NEOGENOMICS, INC.
                             840 111th Avenue North
                              Naples, Florida 34108

                                  May 16, 2002

Tampa Bay Financial, Inc.
355 Interstate Boulevard
Sarasota, Florida 34240
Attention:  Carl L. Smith

        Re: Modification of Agreement and Plan of Exchange dated as of November
            14, 2001 and Related Agreements

Gentlemen:

        The purpose of this letter is to set forth the agreement of Tampa Bay
Financial, Inc., a Florida corporation ("TBF"), Michael Dent, M.D. ("Dr. Dent"),
NeoGenomics, Inc., a Florida corporation (the "Company"), and NeoGenomics, Inc., a Nevada corporation ("NeoGenomics"), with respect to the amendment of certain provisions of the Agreement and Plan of Exchange dated as of November 14, 2001
(the "Plan of Exchange") and certain related agreements. In particular, we have agreed as follows:

1. Defined Terms. Unless otherwise defined, all of the capitalized terms used in this letter agreement have the meanings assigned to them in the Plan of
Exchange.

2. Certain Acknowledgements. The parties hereby acknowledge the following:

        (a) The parties have previously entered into the Plan of Exchange (version
5) and the following agreements (the "Related Agreements"):

                (i) Consulting Agreement (version 4) dated as of November 16, 2001 by and among TBF, NeoGenomics and the Company (the "Consulting Agreement");

                (ii) Employment Agreement (version 4) dated as of November 16, 2001 by and among NeoGenomics, the Company and Dr. Dent (the "Employment
        Agreement"); and

                (iii) Shareholders Agreement (version 5) dated as of November 16, 2001 by and among NeoGenomics, the Company, TBF and certain shareholders of
        NeoGenomics listed on the signature pages to the Agreement (the
        "Shareholders Agreement").

        (b) Prior to the date of this letter agreement, TBF has advanced the amount of $190,000 to NeoGenomics pursuant to Section 3 of the Plan of Exchange.

        (c) NeoGenomics has previously delivered to Dr. Dent 119,250,000 shares of its common stock (the "NeoGenomics Common Stock") and NeoGenomics is currently obligated to deliver an additional 119,250,000 shares of NeoGenomics Common
Stock to Dr. Dent upon the completion of certain "Stages" described in Section 2 of the Plan of Exchange.

3. Modification of Purchase Obligations of TBF. On the Effective Date (as
defined in Section 10), the obligation of TBF to purchase shares of the
NeoGenomics Common Stock under Section 3(a) of the Plan of Exchange will be modified as follows:

        (a) TBF will agree to purchase 45,000,000 shares of NeoGenomics Common
Stock at a price of $.0333 per share, or an aggregate of $1,500,000, on the following terms and conditions:

                (i) On the Effective Date, TBF will purchase 9,000,000
        NeoGenomics Shares for a purchase price of $300,000. TBF will pay
        $20,000 of the purchase price by wire transfer to NeoGenomics on or before May 16, 2002, $45,000 by wire transfer to NeoGenomics on or before May 24, 2002, $45,000 by wire transfer on or before May 31,
        2002, and the balance of $190,000 by cancellation of the prior advances of $190,000 made by TBF to NeoGenomics.

                (ii) TBF will purchase the remaining 36,000,000 shares of
        NeoGenomics Common Stock in accordance with the following schedule:

Due Date of Payment        Number of Shares to be Purchased    Purchase Price
June 15, 2002                         3,000,000                   $100,000
July 15, 2002                         3,000,000                   $100,000
August 15, 2002                       3,000,000                   $100,000
September 15, 2002                    3,000,000                   $100,000
October 15, 2002                      3,000,000                   $100,000
November 15, 2002                     3,000,000                   $100,000
December 15, 2002                     3,000,000                   $100,000
January 15, 2002                      3,000,000                   $100,000
February 15, 2003                     3,000,000                   $100,000
March 15, 2003                        3,000,000                   $100,000
April 15, 2003                        3,000,000                   $100,000
May 15, 2003                          3,000,000                   $100,000
                                     36,000,000                 $1,200,000

        (b) On the Effective Date, the obligation of TBF to make advances to
NeoGenomics under Section 3(c) of the Plan of Exchange will be terminated.

4. Modification of Right of First Refusal.

        The rights of TBF under Section 5 of the Consulting Agreement will terminate on the earlier of: (i) the failure of TBF to make any of the payments required by Section 3(a) of this letter agreement when due; or (ii) November 30,

2003. Additionally, the provisions of Section 5(a) of the Consulting Agreement are hereby modified to reduce the 20 day period to 3 days.

5. Deliver of Shares to Dr. Dent under the Plan of Exchange. On the Effective
Date, NeoGenomics will deliver to Dr. Dent 71,550,000 shares of NeoGenomics
Common Stock pursuant to Section 2 of the Plan of Exchange. NeoGenomics will deliver the remaining 47,700,000 shares to Dr. Dent upon the earlier of the fulfillment of Stages 4 and 5 set forth in Section 2 of the Plan of Exchange or the failure of TBF to make any payments required by Section 2 of this letter agreement when due.

6. Modification of Consulting Agreement.

        (a) The parties acknowledge that Section 4 of the Consulting Agreement provides that TBF is entitled to receive the amount of $10,000 per month as compensation for its services under the Consulting Agreement.

        (b) On the Effective Date, the provisions of Section 4 of the Consulting
Agreement will be modified as follows:

                (i) On the Effective Date, NeoGenomics will issue to TBF or its designees 6,000,000 shares of NeoGenomics Common Stock in payment of the accrued consulting fees of $60,000 owed to TBF from the date of the
        Consulting Agreement through May 16, 2002.

                (ii) For each monthly period between May 16, 2002 through November 16,
        2002, TBF will have the right, at its option, to receive additional shares of NeoGenomics Common Stock in payment of the consulting fees of $10,000 per month due to TBF for each such calendar month in lieu of cash. For purposes of this provision, the NeoGenomics Common Stock will be valued at the average daily bid price for the shares during the relevant calendar month (as reported by OTCBB), provided that in no event will TBF be entitled to receive more than 1,000,000 shares for any monthly period.

                (iii) NeoGenomics shall utilize commercially reasonable efforts to prepare, file and maintain in effect with the Securities and Exchange
        Commission for a period of one year a registration statement on Form S-8 to cover the shares to be issued to TBF or its designees under this Section.

7. Modification of Employment Agreement.

        (a) On the Effective Date, the provisions of Section 4 of the Employment
Agreement will be modified as follows:

                (i) On the Effective Date, NeoGenomics shall issue to Dr. Dent
        6,249,600 shares of NeoGenomics Common Stock in payment of the accrued salary of $62,496 owed to Dr. Dent from the date of the Consulting
        Agreement through May 16, 2003.

                (ii) For each monthly period between May 16, 2002 and November 16,
        2002, Dr. Dent will have the right, at his option, to receive additional shares of NeoGenomics Common Stock in payment of the salary of $10,416 per month due to Dr. Dent for each such calendar month in lieu of cash. For purposes of this provision, the NeoGenomics Common Stock will be valued at the average daily bid price for the shares during the relevant calendar month (as reported by National Quotation Bureau, Inc.), provided that in no event will Dr. Dent be entitled to receive more than 1,041,600 shares for any monthly period.

                (iii) NeoGenomics shall utilize commercially reasonable efforts to prepare, file and maintain in effect with the Securities and Exchange
        Commission for a period of one year a registration statement on Form S-8 to cover the shares to be issued to Dr. Dent under this Section.

8. Substitution of Principal Investor.

        (a) Upon the occurrence of a Substitution Event (as defined below), the following shall occur:

                (i) NeoGenomics will promptly issue to TBF or to such persons as TBF may designate (subject to compliance with applicable securities laws), the remaining balance of the 45,000,000 shares of NeoGenomics Common Stock to be purchased by TBF under Section 3 of this letter agreement. The shares will be issued in exchange for a promissory note made by TBF in an amount equal to the remaining purchase price of such shares. The principal amount of the note will be payable in three equal annual installments over a period of 3 years, with the first installment due one year after the date of the Substitution Event. The note may be prepaid in whole or in part at any time without penalty. The note will not bear interest. The obligations of TBF under the promissory note will be secured by a lien on all of the shares issued to TBF under this Section. The pledged shares will be released in proportion to the payments of principal made by TBF. The note shall be non-recourse to TBF. As a condition to the issuance of the shares,
        TBF will execute a note and pledge agreement in a form reasonably requested by NeoGenomics.

                (ii) The Consulting Agreement shall be terminated.

        (b) For purposes of this Section, a "Substitution Event" shall mean any of the following:

                (i) The acquisition by any person or group (as defined in the rules of the SEC) of more than 20% of the shares of NeoGenomics Common Stock outstanding after such acquisition, other than an acquisition by TBF or Dr.
        Dent. The acquisitions covered by this section include the purchase of shares from existing shareholders and the purchase of newly issued shares from NeoGenomics;

                (ii) The sale of all or substantially all of the assets of NeoGenomics or the Company; or

                (iii) A merger, share exchange, reorganization or consolidation (a
        "business combination") of NeoGenomics with any other person, unless the beneficial owners of NeoGenomics immediately prior to the business combination continue to own more than 80% of the outstanding voting securities of the resulting entity.

9. Releases.

        (a) On the Effective Date, each of the parties will be deemed to have released TBF from any claims based upon the alleged failure of TBF to fulfill its obligations under Sections 3(a) and 3(c) of the Plan of Exchange.

        (b) On the Effective Date, the parties will be deemed to have released Dr.
Dent and the Company from any claims based on the alleged failure of Dr. Dent or the Company to complete any of the Stages set forth in Section 2 of the Plan of
Exchange.

10. Effectiveness of Letter Agreement.

        (a) This letter agreement will become effective on the date (the "Effective
Date") that all of the following conditions are fulfilled:

                (i) the execution of this letter agreement by all of the parties; and

                (ii) the delivery of the payment of $10,000 by TBF to NeoGenomics under Section 3(a)(i) of this letter agreement.

        (b) This letter agreement will expire if the foregoing conditions are not fulfilled on or before May 15, 2002.

11. Ratification. Except as modified by this letter agreement, all of the terms and conditions of the Plan of Exchange, the Consulting Agreement, the Employment
Agreement and the Shareholders Agreement are hereby ratified, confirmed and approved. Except as set forth in Section 9, no party shall be deemed to have released any other party from any breach of any of its obligations under the
Plan of Exchange or the Related Agreements.

12. Miscellaneous.

        (a) Entire Agreement. This letter agreement, together with the Plan of
Exchange and the Related Agreements, as modified by this letter agreement, constitute the entire understanding and agreement between the parties with respect to the subject matter of this letter agreement.

        (b) Amendment and Waiver. This letter agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this letter agreement signed by all of the parties to this letter agreement. The waiver by any party of a breach of any provision of this letter agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

        (c) Notices. Any notice or other communication required or permitted to be given under this letter agreement, the Plan of Exchange or the Related
Agreements shall be deemed properly given if personally delivered or deposited in the United States mail, registered or certified and postage prepaid, addressed as follows:

              If to TBF:                       Tampa Bay Financial, Inc.
                                               Attn: Carl L. Smith
                                               355 Interstate Boulevard
                                               Sarasota, FL 34240
                                               941/923-1949 ? 941/921-2821 - FAX
                                               E-Mail Address: CSMITH@TBFCORP.NET

              If to NeoGenomics,               NeoGenomics, Inc.
              the Company or                   Attn: Michael T. Dent, M.D.
              Dr. Dent:                         840 111th Avenue North
                                               Naples, Florida 34108
                                               (941)-513-1992 ? (941) 513-9022 - FAX
                                               E-Mail Address: mdent@gate.net

or at such other addresses as may from time to time be designated by the respective parties in writing.

        (d) Specific Performance. The parties acknowledge that the subject matter of this letter agreement is unique and that no adequate remedy of law would be available for breach of this letter agreement. Accordingly, each party agrees that the other parties will be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this letter agreement
(without any bond or other security being required) and each party waives the defense in any action or proceeding brought to enforce this letter agreement that there exists an adequate remedy at law.

        (e) Assignment. Except as specifically permitted by the terms of this letter agreement, neither this letter agreement nor any right created hereby shall be assignable by any party.

        (f) Paragraphs and Other Headings. Paragraphs or other headings contained in this letter agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this letter agreement.

        (g) Choice of Law. It is the intention of the parties that the laws of the
State of Florida should govern the validity of this letter agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

        (i) Counterparts. This letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all shall constitute one and the same instrument.

        If this letter accurately sets forth our agreement, please execute this letter in the space provided below.

                                         Sincerely yours,

                                         NEOGENOMICS, INC., a Nevada corporation
                                         NEOGENOMICS, INC., a Florida corporation

                                         By:/s/ Michael T. Dent
                                            Michael T. Dent, M.D., President

                                            /s/ Michael T. Dent
                                            Michael T. Dent, M.D., Individually

AGREED AND ACCEPTED:

TAMPA BAY FINANCIAL, INC.

By: /s/ Carl L. Smith
    Carl L. Smith, President

Date: May 21, 2002